FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2023

Commission File Number 000-53461

High Wire Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-5055489
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30 North Lincoln Street

Batavia, IL 60510

(Address of Principal Executive Offices)

(952) 974-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HWNI	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective as of February 22, 2023, ADEX Corporation (“ADEX”), a wholly-owned subsidiary of High Wire Networks, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain factoring agreement, dated as of February 20, 2020 (the “Factoring Agreement”), by and between ADEX and CSNK Working Capital Corp. d/b/a Bay View Funding (“BVF”), pursuant to which ADEX agreed to sell and assign and BVF agreed to buy and accept, certain accounts receivable owing to ADEX (“Accounts”). The Amendment amended the Factoring Agreement to include the Company’s subsidiaries HWN, Inc, a Delaware Corporation (“HWN”) and Secure Voice Corp., a Delaware corporation (“SVC”). Under the terms of the Amendment, upon the receipt and acceptance of each assignment of Accounts, BVF will pay ADEX, HWN and SVC, individually and together, ninety percent (90%) of the face value of the assigned Accounts, up to a maximum total borrowings of $9,000,000 outstanding at any point in time. ADEX, HWN and SVC additionally granted BVF a continuing security interest in, and lien upon, all accounts receivable, inventory, fixed assets, general intangibles and other assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Factoring Agreement, effective as of February 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2023

High Wire Networks, Inc.

By:	/s/ Mark W. Porter
Name:	Mark W. Porter
Title:	Chief Executive Officer

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